                                                                    EXHIBIT 99.1



                                  April 1, 2003

Robert K. Reeves
Executive Vice President, General Counsel and Secretary
Ocean Energy, Inc.
1001 Fannin Street, Suite 1600
Houston, Texas 77002-6794

         Re: Agreement and Plan of Merger, dated as of February 23, 2003, by and among Devon Energy Corporation, Devon NewCo Corporation and Ocean Energy, Inc., as amended as of March 19, 2003 (the "Merger Agreement")

Dear Bobby:

                  This letter shall memorialize the agreement of each of Devon Energy Corporation, Devon NewCo Corporation and Ocean Energy, Inc. that the Merger Agreement shall be amended so that Exhibit A to the Merger Agreement is replaced with Exhibit A attached to this letter. In all other respects the Merger Agreement shall remain the same.


                                Very Truly Yours,

                                DEVON ENERGY CORPORATION


                                By:     /s/ DUKE R. LIGON
                                   ---------------------------------------------

                                Name: Duke R. Ligon
                                Its:  Senior Vice President and General Counsel


                                DEVON NEWCO CORPORATION



                                By:     /s/ DUKE R. LIGON
                                   ---------------------------------------------
                                Name: Duke R. Ligon
                                Its:  Senior Vice President

Agreed and accepted as of April 1, 2003:

OCEAN ENERGY, INC.

By:   /s/ ROBERT K. REEVES
   -------------------------------------------------
Name: Robert K. Reeves
Its:  Executive Vice President, General Counsel and Secretary



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                                                                       EXHIBIT A

                          CERTIFICATE OF INCORPORATION
                               OCEAN ENERGY, INC.

                                    ARTICLE I
                                      NAME

         The name of the corporation is Ocean Energy, Inc. (the "Corporation").

                                   ARTICLE II
                                REGISTERED AGENT

         The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                                   ARTICLE III
                                     PURPOSE

         The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful business, act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV
                                  CAPITAL STOCK

         The total number of shares of capital stock which the Corporation shall have authority to issue is 51,000 shares, consisting of 50,000 shares of Preferred Stock of the par value of $1.00 per share and 1,000 shares of Common Stock of the par value of $.10 per share.

         The following is a statement fixing certain of the designations and powers, voting powers, preferences, and relative, participating, optional or other rights of the Preferred Stock and the Common Stock of the Corporation, and the qualifications, limitations or restrictions thereof, and the authority with respect thereto expressly granted to the Board of Directors of the Corporation to fix any such provisions not fixed by this Certificate of Incorporation:

A.       Preferred Stock

         The Board of Directors is hereby expressly vested with the authority to adopt a resolution or resolutions providing for the issuance of authorized but unissued shares of Preferred Stock, which shares may be issued from time to time in one or more series and in such amounts as may be determined by the Board of Directors in such resolution or resolutions. The powers, voting powers, designations, preferences, and relative, participating, optional or other rights, if any, of each series of Preferred Stock and the qualifications, limitations or restrictions, if any, of such powers, preferences and/or rights (collectively the "Series Terms"), shall be such as are stated and expressed in a resolution or resolutions providing for the creation or revision of such Series Terms (a "Preferred Stock Series Resolution") adopted by the Board of Directors (or a committee of the Board of Directors to which such responsibility is specifically and lawfully delegated). The powers of the Board with respect to the Series Terms of a particular series shall include, but not be limited to, determination of the following:

(i) The number of shares constituting that series and the distinctive designation of that series, or any increase or decrease (but not below the number of shares thereof then outstanding) in such number;

(ii) The dividend rate or method of determining dividends on the shares of that series, any conditions upon which such dividends shall be payable, and the date or dates or the method for determining the date or dates upon which such dividends shall be payable, whether such dividends, if any, shall be cumulative, and, if so, the date or dates from which dividends payable on such shares shall accumulate, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(iii) The voting rights and powers, if any, of the holders of any series of Preferred Stock generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of any other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation generally or under such specific circumstances and on such conditions, as shall be provided in the resolution or resolutions of the Board of Directors (or such committee of the Board of Directors, as the case may be) adopted pursuant hereto, including, without limitation, in the event there shall have been a default in the payment of dividends on or redemption of any one or more series of Preferred Stock;

(iv) Whether that series shall have conversion or exchange privileges with respect to shares of any other class or classes of stock or of any other series of any class of stock, and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate upon occurrence of such events as the Board of Directors shall determine;

(v) Whether the shares of that series shall be redeemable, and, if so, the price or prices and the terms and conditions of such redemption, including their relative rights of priority, if any, of redemption, the date or dates upon or after which they shall be redeemable, provisions regarding redemption notices, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(vi) Whether that series shall have a sinking fund for the redemption or repurchase of shares of that series, and, if so, the terms, conditions and amount of such sinking fund;

(vii) The rights, if any, of the shares of that series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Corporation or in the event of any merger or consolidation of or sale of assets by the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

(viii) The conditions or restrictions upon the creation of indebtedness of the Corporation or upon the issuance of additional Preferred Stock or other capital stock ranking on a parity therewith, or prior thereto, with respect to dividends or distribution of assets upon liquidation;

(ix) The conditions or restrictions with respect to the issuance of, payment of dividends upon, or the making of other distributions to, or the acquisition or redemption of, shares ranking junior to the Preferred Stock or to any series thereof with respect to dividends or distribution of assets upon liquidation; and

(x) Any other designations, powers, preferences, and relative, participating, optional or other rights, including, without limitation, any qualifications, limitations, or restrictions thereof.

         Subject to the provisions of this Article IV, shares of one or more series of Preferred Stock may be authorized or issued from time to time as shall be determined by and for such consideration as shall be fixed by the Board of Directors (or a designated committee thereof), in an aggregate amount not exceeding the total number of shares of Preferred Stock authorized by this Certificate of Incorporation. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holder is required pursuant to any Preferred Stock Series Resolution. Except as required by law, holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. Except in respect of series particulars fixed by the Board of Directors as permitted hereby, all shares of Preferred Stock shall be of equal rank and shall be identical. All shares of any one series of Preferred Stock so designated by the Board of Directors shall be alike in every particular, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

         Pursuant to the power and authority set forth above, the Board of Directors has authorized the creation and issuance of a series of Preferred Stock designated as "Series B Convertible Preferred Stock," the terms of which are set forth on Annex 1 to this Certificate of Incorporation.

B.       Common Stock

(i) Subject to the provisions of any Preferred Stock Series Resolution, the Board of Directors may, in its discretion, out of funds legally available for the payment of dividends and at such times and in such manner as determined by the Board of Directors, declare and pay dividends on the Common Stock of the Corporation.

(ii) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and payment or setting aside for payment of any preferential amount due to the holders of any other class or series of stock, the holders of the Common Stock shall be entitled to receive ratably any or all assets remaining to be paid or distributed.

(iii) Subject to any special voting rights set forth in any Preferred Stock Series Resolution, the holders of the Common Stock of the Corporation shall be entitled at all meetings of stockholders to one vote for each share of such stock held by them. Except as may be provided in a Preferred Stock Series Resolution, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes.

C.       No Preemptive Rights

         No holder of shares of stock of the Corporation shall have any preemptive or other rights, except as such rights are expressly provided by contract, to purchase or subscribe for or receive any shares of any class, or series thereof, of stock of the Corporation, whether now or hereafter authorized, or any warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock; but such additional shares of stock and such warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock may be issued or disposed of by the Board of Directors to such persons, and on such terms and for such lawful consideration, as in its discretion it shall deem advisable or as to which the Corporation shall have by binding contract agreed.

D.       Registered Owner

         The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

                                    ARTICLE V
                               BOARD OF DIRECTORS

         The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

         The number and terms of the Board of Directors of the Corporation and the procedures to elect directors, to remove directors, and to fill vacancies in the Board of Directors shall be as follows:

(i) Subject to the rights of holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors that shall constitute the whole Board of Directors shall from time to time be fixed exclusively by the Board of Directors by a resolution adopted by a majority of the whole Board of Directors serving at the time of that vote. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Directors of the Corporation need not be elected by written ballot unless the Bylaws of the Corporation otherwise provide.

(ii) Vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause and newly-created directorships resulting from any increase in the authorized number of directors may only be filled by no less than a majority vote of the remaining directors then in office, though less than a quorum, or by the sole remaining director (but not by the stockholders except as required by law), and each director shall hold office until the first meeting of stockholders held after his election for the purpose of electing directors and until his successor is elected and qualified or until his earlier death, resignation, or removal from office.

         Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately by series, to elect one or more directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of such series of Preferred Stock.

                                   ARTICLE VI
                                 INDEMNIFICATION

         The Corporation shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Corporation), by reason of his acting as a director or officer of the Corporation (and the Corporation, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he is or was an employee or agent of the Corporation or is or was serving at the request of the corporation in any other capacity for or on behalf of the Corporation) against any liability or expense actually and reasonably incurred by such person in respect thereof; provided, however, the Corporation shall be required to indemnify an officer or director in connection with an action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized by the Board of Directors of the Corporation. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise. The right to indemnification conferred by this Article VI shall be deemed to be a contract between the Corporation and each person referred to herein.

                                   ARTICLE VII
                         LIMITED LIABILITY OF DIRECTORS

         No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware, or (d) for any transaction from which the director derived an improper personal benefit. Any amendment or repeal of this Article VII shall be prospective only, and neither the amendment, modification nor repeal of this
Article VII shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article VII would accrue or arise, prior to such amendment, modification or repeal. If the General Corporation Law of the State of Delaware hereafter is amended to authorize corporate action further eliminating or limiting the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended from time to time.

                                  ARTICLE VIII
                              POWER TO AMEND BYLAWS

         In furtherance and not in limitation of the powers conferred by statute, the Bylaws of the Corporation may be altered, amended or repealed and new Bylaws may be adopted by (i) the Board of Directors in accordance with the Bylaws or (ii) the stockholders of the Corporation by an affirmative vote of the holders of at least a majority of the votes of the outstanding shares of the class or classes or series of stock then entitled to be voted thereon, voting together as a single class.

                                   ARTICLE IX
                    AMENDMENT OF CERTIFICATE OF INCORPORATION

         Subject to the provisions of this Certificate of Incorporation and applicable law, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and, all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article IX.

                                                                         Annex 1

                           CERTIFICATE OF DESIGNATIONS
                                     FOR THE
                      SERIES B CONVERTIBLE PREFERRED STOCK
                                       OF
                               OCEAN ENERGY, INC.

         OCEAN ENERGY, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), DOES HEREBY CERTIFY:

         RESOLVED, that pursuant to the authority vested in the Board of Directors of the Company (the "Board") by the provisions of the Certificate of Incorporation, as amended (the "Certificate of Incorporation"), of the Company, the Board hereby creates the Series B Convertible Preferred Stock (the "Series B Preferred Stock") from the authorized but unissued preferred stock, par value $1.00 per share, of the Company, and the Board hereby fixes the designations, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such Series B Preferred Stock as follows:

         Section I. Designation and Number. A series of fifty thousand (50,000) shares shall be designated "Series B Convertible Preferred Stock." The number of shares in such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by the Board.

         Section II. Definitions.

         A. For purposes of this resolution, the following terms shall have the meanings indicated:

         The term "Available Cash" still have the meaning given to it in Section VII.C.

         The term "Capital Stock" shall mean any and all shares or other equivalents (however designated) of corporate stock of the Company or the entity in question, as the case may be.

         The term "Common Stock" shall mean the Company's Common Stock, par value $.10 per share.

         The term "Conversion Price" shall mean the Series B Conversion Price.

         The term "Current Market Price" shall mean, as of any date, the price per share of Common Stock determined by the Company's Board as provided in this definition. The Current Market Price shall be the average of the daily closing prices per share of Common Stock for ten consecutive trading days ending no more than two business days before the day in question (as adjusted for any stock dividend, split, combination or reclassification that took effect during or subsequent to such ten trading day period). The closing price for each day shall be the last reported sales price regular way or, in the event no such reported sales take place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the highest bid and the lowest asked prices quoted on the National Association of Securities Dealers Automated Quotation System; provided, however, that if the Common Stock is not traded in such manner that such quotations are available for the period required hereunder, the Current Market Price per share of Common Stock shall be deemed to be the fair value as reasonably determined by the Board of the Company. Notwithstanding the foregoing, to the extent the Company sells Common Stock in a public offering, the Current Market Price with respect to such transaction shall be the price per share at which the Company sells such Common Stock before deducting therefrom any discounts, commissions, taxes or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

         The term "Issuance Date" shall mean the date the Series B Preferred Stock is issued in connection with the Merger.

         The term "Junior Securities" shall have the meaning given to it in
Section VIII.

         The term "Liquidation" shall mean any voluntary or involuntary liquidation, dissolution or winding-up of the Company. Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more entities shall be deemed to be a liquidation, dissolution or winding-up of the Company.

         The term "Mandatorily Redeemable Preferred Stock" shall have the meaning given to it in Section VII.C.

         The term "Measurement Date" shall mean November 10, 1998.

         The term "Merger" shall mean the merger of Ocean Energy, Inc., a Texas corporation ("OEI-Texas"), with and into the Company.

         The term "Parity Securities" shall have the meaning given to it in
Section VIII.

         The term "Optional Redemption Date" shall have the meaning given to it in Section VII.B.

         The term "Optional Redemption Notice" shall have the meaning given to it in Section VII.B.

         The term "Reclassification" means any capital reorganization of the Company, any reclassification of the Common Stock, the consolidation of the Company with or the merger of the Company with or into any other Person, or the sale, lease or other transfer of all or substantially all of the assets of the Company to any other Person. The subdivision or combination of shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock at any time outstanding into a greater or lesser number of shares of Common Stock (whether with or without par value) shall not be deemed to be a "Reclassification" of the Common Stock for the purposes of Section VI.E.4.

         The term "Redemption Date" shall have the meaning given to it in
Section VII.C.

         The term "Rights" means the rights to acquire Capital Stock or preferred stock of the Company, or subdivisions thereof, which are issued pursuant to that certain Amended and Restated Rights Agreement of OEI-Texas dated December 22, 1997, as amended, assumed by the Company in connection with the Merger or pursuant to any other rights plan approved by the Board and any amendments thereto, similar to shareholder rights plans of the type adopted by public companies, approval of any rights plan by the Board to be conclusive evidence that such plan satisfies the foregoing and such rights issuable thereunder are Rights contemplated hereby.

         The term "Senior Securities" shall have the meaning given to it in
Section VIII.

         The term "Series B Conversion Date" shall have the meaning set forth in
Section VI.D hereof.

         The term "Series B Conversion Price" shall have the meaning set forth in Section VI.C hereof.

         The term "Series B Forced Conversion Price" means prior to the third anniversary of the Measurement Date, 175% of the Series B Conversion Price, as then in effect, and on and after the third anniversary of the Measurement Date, 150% of the Series B Conversion Price, as then in effect.

         The term "Series B Preferred Stock" means the Series B Convertible Preferred Stock, par value $1.00 per share, of the Company.

         The term "Trigger Price" shall mean, as applicable, (i) in the case of Common Stock, options, warrants or other rights to purchase or acquire Common Stock, securities by their terms convertible into or exchangeable for Common Stock (other than any series of convertible preferred stock) and Capital Stock, other than any series of convertible preferred stock, of the Company, $12.00 per share, as proportionately adjusted for all Common Stock stock splits, dividends paid in Common Stock, reverse splits of Common Stock and other recapitalizations affecting the Common Stock subsequent to the Issuance Date or (ii) in the case of any series of convertible preferred stock of the Company, the Series B Conversion Price as then in effect.

         B. All accounting terms used herein and not expressly defined herein shall have the meanings given to them in accordance with generally accepted accounting principles as of the date the Series B Preferred Stock is initially issued.

         Section III. Dividends. The holders of the then outstanding Series B Preferred Stock shall be entitled to receive, when and as declared by the Board, and out of any funds legally available therefor, cumulative dividends at the annual rate of $65.00 per share, payable semi-annually in cash on April 1 and October 1 of each year commencing October 1, 2001, accruing from and including April 2, 2001. Dividends on the Series B Preferred Stock shall accumulate and accrue on each such share from the date of its original issue and shall accrue from day to day thereafter, whether or not earned or declared. No dividend or distribution on any Junior Securities in cash, shares of stock (other than Common Stock) or other property shall be declared, set apart for payment or paid unless all previous and current dividends on the Series B

Preferred Stock at the rate specified above shall have been paid or declared and a sum sufficient for the payment thereof set apart.

         Section IV. Preference on Liquidation. Upon any Liquidation, holders of shares of Series B Preferred Stock shall be entitled to receive payment of $1,000.00 per share of Series B Preferred Stock held by them plus an amount equal to all accrued and unpaid dividends thereon, whether or not earned or declared, to and including the last date on which dividends have accrued thereon prior to the Liquidation, before any distribution shall be made or any assets distributed to the holders of any of the Junior Securities. Except as provided in the preceding sentence, holders of Series B Preferred Stock shall not be entitled to any distribution in the event of any Liquidation of the affairs of the Company. If the assets of the Company are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Series B Preferred Stock and all Parity Securities, then the holders of all such shares shall share equally and ratably in such distribution of assets in proportion to the full liquidation preference to which each is entitled, including without limitation, accumulated but unpaid dividends.

         Section V. Voting.

         A. In addition to the special voting rights provided in paragraph "B" of this Section V and the voting rights provided by applicable law, the holders of shares of Series B Preferred Stock shall be entitled to vote upon all matters upon which holders of the Common Stock have the right to vote, and shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which such shares of Series B Preferred Stock could be converted pursuant to the provisions of Section VI hereof at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, the date such vote is taken, such votes to be counted together with all other shares of Capital Stock having general voting powers and not separately as a class. In all cases where the holders of shares of Series B Preferred Stock have the right to vote separately as a class, all such holders shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which such shares of Series B Preferred Stock could be converted pursuant to the provisions of Section VI hereof at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken.

         B. So long as any Series B Preferred Stock is outstanding, without the consent of the holders of at least 66 2/3% of the shares of Series B Preferred Stock then outstanding, voting together as a class, given in writing or by vote at a meeting of stockholders called for such purpose, the Company will not (i) create any new class or series of stock having a preference over the Series B Preferred Stock with respect to dividend distributions or distributions on Liquidation or (ii) amend, alter or repeal any provision of the Certificate of Incorporation of the Company so as to adversely affect the preferences, rights, or powers of the Series B Preferred Stock.

         C. From and after the effective time of the merger (the "Devon Merger") of Devon NewCo Corporation, a Delaware corporation, with and into the Company as contemplated by that certain Agreement and Plan of Merger, dated as of February 23, 2003, by and among the Company, Devon NewCo Corporation and Devon Energy Corporation, a Delaware corporation

("Devon"), as amended, the holders of shares of Series B Preferred Stock shall be entitled, in addition to (and not in lieu of) whatever voting rights such holders will be entitled pursuant to Section VI.E.4 hereof (on account of the fact that, pursuant to this Certificate of Designations, shares of Series B Preferred Stock shall, following the Devon Merger, be convertible into shares of Devon common stock (with an adjustment reflecting the exchange ratio for the Devon Merger) and not convertible into Common Stock), to vote upon all matters upon which holders of the Common Stock have the right to vote. For purposes of the immediately preceding sentence each share of Series B Preferred Stock shall be entitled to 0.00004 of a vote, subject to appropriate adjustment in the event of a stock split, stock dividend, stock combination or similar event with respect to the Common Stock so as to preserve as nearly as possible the relative proportions of voting power held by the total outstanding shares of Series B Preferred Stock and the total outstanding shares of Common Stock immediately prior to such stock split, stock dividend, stock combination or similar event with respect to the Common Stock. The votes to which holders of shares of Series B Preferred Stock shall be entitled pursuant to the foregoing provisions of this paragraph "C" of this Section V shall be counted together with all other shares of Capital Stock of the Company having voting powers with respect to the same matter and not separately as a class. Solely in cases where the holders of shares of Series B Preferred Stock have the right to vote as a class separately from all other classes of Capital Stock of the Company, such holders shall be entitled to one vote per share of Series B Preferred Stock. In the event of any conflict between the terms of this paragraph "C" of this Section V and the terms of paragraph "A" of this Section V, the terms of this paragraph "C" of this
Section V shall govern.

         Section VI. Conversion Rights. The Series B Preferred Stock shall be convertible into Common Stock as follows:

         A. Optional Conversion. Subject to and upon compliance with the provisions of this Section VI, the holder of any shares of Series B Preferred Stock shall have the right at such holder's option, at any time or from time to time, to convert any of such shares of Series B Preferred Stock into the number of fully paid and nonassessable shares of Common Stock set forth in paragraph "C" of this Section VI.

         B. Automatic Conversion. Each outstanding share of Series B Preferred Stock shall automatically be converted, without any further act of the Company or its stockholders, into the number of fully paid and nonassessable shares of Common Stock set forth in paragraph "C" of this Section VI, provided, however, that such automatic conversion shall occur if, and only if, for any 20 consecutive trading days, the closing price of the Common Stock equals or exceeds the Series B Forced Conversion Price.

         C. Conversion Price. Each share of Series B Preferred Stock converted pursuant to paragraphs "A" and "B" of this Section VI shall be converted into such number of shares of Common Stock as is determined by dividing (i) the sum of (A) $1,000.00 plus (B) all accrued and unpaid dividends on such share of Series B Preferred Stock, whether or not earned or declared, which such holder is entitled to receive, but has not yet received, by (ii) the Series B Conversion Price in effect on the Series B Conversion Date. The Series B Conversion Price shall initially be $14.92. The Series B Conversion Price shall be subject to adjustment as set forth in paragraph "E" of this Section VI and as so adjusted is referred to herein as the "Series B Conversion Price."

         D. Mechanics of Conversion. Upon the occurrence of the event specified in paragraph "B" of this Section VI, the outstanding shares of Series B Preferred Stock shall be converted automatically without any further action by the holders of such shares and regardless of whether the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue to any such holder certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of Series B Preferred Stock are delivered to either the Company or any transfer agent of the Company or the affidavit and indemnity referenced in paragraph "F" of Section IX hereof with respect to such certificates are delivered to the Company. The holder of any shares of Series B Preferred Stock may exercise the conversion right specified in paragraph "A" of this Section VI as to any part thereof by surrendering to the Company or any transfer agent of the Company the certificate or certificates for the shares to be converted, accompanied by written notice stating that the holder elects to convert all or a specified portion of the shares represented thereby. Conversion shall be considered to have been effected
(i) on the date of the occurrence of the event specified in paragraph "B" of this Section VI, or (ii) on the date when a holder of Series B Preferred Stock delivers notice of an election to convert shares of Series B Preferred Stock to the Company accompanied by certificates representing such shares, as the case may be, and such date is referred to herein as the "Series B Conversion Date." Subject to the provisions of paragraph "E" of this Section VI, as promptly as practicable thereafter (and after surrender of the certificate or certificates representing shares of the Series B Preferred Stock to the Company or any transfer agent of the Company or delivery to the Company of the affidavit and indemnity referenced in paragraph "F" of Section IX hereof with respect to such certificates), the Company shall issue and deliver to or upon the written order of such holder a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check in immediately available funds or cash with respect to any fractional interest in a share of Common Stock as provided in paragraph "C" of Section IX hereof. Subject to the provisions of paragraph "E" of this Section VI, the person in whose name the certificate or certificates for Common Stock are to be issued shall be considered to have become a holder of record of such Common Stock on the Series B Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series B Preferred Stock surrendered for conversion, the Company shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Company, a new certificate or certificates covering the number of shares of Series B Preferred Stock representing the unconverted portion of the certificate so surrendered.

         E. Series B Conversion Price Adjustments. The Series B Conversion Price shall be subject to adjustment from time to time as follows:

                  1. Other Issuances of Common Stock. If the Company shall issue any Additional Shares of Common Stock after the Issuance Date for a consideration per share less than the Trigger Price immediately prior to such issuance, then and in each such case the Series B Conversion Price shall immediately be reduced to a price determined by multiplying the Series B Conversion Price by a fraction (i) the numerator of which shall be (A) the number of shares of Common Stock outstanding at the close of business on the day next preceding the date of such issue, plus (B) the number of shares of Common Stock which the aggregate consideration received (or by the express provisions hereof deemed to have been received) by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Trigger Price and (ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of such issue after giving effect to such issue of Additional Shares of Common Stock. For the purpose of the calculation described in this clause "1", the number of shares of Common Stock outstanding shall include (A) the number of shares of Common Stock into which the then outstanding shares of Series B Preferred Stock could be fully converted on the day next preceding the issue of Additional Shares of Common Stock and (B) the number of shares of Common Stock which could be obtained through the conversion of all convertible securities which are convertible on the day next preceding the issue of Additional Shares of Common Stock. "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company after the Issuance Date, whether or not subsequently reacquired or retired by the Company, other than (i) shares of Common Stock issued upon conversion of the Series B Preferred Stock, (ii) shares of Common Stock issued to, and options or rights to purchase Common Stock granted to, current or former management, directors, or employees of, or consultants to the Company or any subsidiary of the Company pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board or the Compensation Committee of the Board, (iii) shares of Common Stock issued in connection with the Merger and (iv) the shares of Series B Preferred Stock issued in connection with the Merger. For the purpose of any adjustment of the Series B Conversion Price pursuant to this clause "1", the following provisions shall be applicable:

                  a. Cash. In the case of the issuance of Common Stock for cash, the amount of the consideration received by the Company shall be considered to be the amount of the cash proceeds received by the Company for such Common Stock before deducting therefrom any discounts, commissions, taxes or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

                  b. Consideration Other Than Cash. In the case of the issuance of Common Stock (otherwise than upon the conversion of shares of capital stock or other securities of the Company) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as reasonably determined by the Board, irrespective of any accounting treatment; provided, however, that such fair value as reasonable determined by the Board shall not exceed the aggregate Current Market Price of the shares of Common Stock being issued as of the date the Board authorizes the issuance of such shares.

                  c. Options and Convertible Securities. If, after the Issuance Date, the Company shall grant any options, warrants or other rights to purchase or acquire Common Stock (whether or not at the time exercisable), or issue any securities by their terms convertible into or exchangeable for Common Stock (whether or not at the time so convertible or exchangeable) and the consideration per share for which Common Stock may at any time thereafter be issuable pursuant to such options, warrants or other rights or pursuant to the terms of such convertible or exchangeable securities shall be less than the Trigger Price, then:

                                    (1) the aggregate maximum number of shares
                           of Common Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Common Stock shall be considered to have been issued at the time such options, warrants or rights were granted and for a consideration equal to the consideration (determined in the manner provided in subclauses "a" and "b" of this clause "1"), if any, received by the Company upon the grant of such options, warrants or rights plus the minimum purchase price provided for in such options, warrants or rights for the Common Stock covered thereby;

                                    (2) the aggregate maximum number of shares
                           of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be considered to have been issued at the time such securities were issued or such options, warrants or rights were granted and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities and the exercise of any related options, warrants or rights (the consideration in each case to be determined in the manner provided in subclauses "a" and "b" of this clause "1");

                                    (3) on any change in the number of shares of
                           Common Stock deliverable upon exercise of any such options, warrants or rights or conversion of or exchange for such convertible or exchangeable securities or any change in the consideration to be received by the Company upon such exercise, conversion or exchange, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Series B Conversion Price as then in effect shall forthwith be readjusted to such Series B Conversion Price as would have been obtained had an adjustment been made upon the grant of such options, warrants or rights not exercised prior to such change, or the issuance of such securities not converted or exchanged prior to such change, on the basis of such change;

                                    (4) on the expiration or cancellation of any
                           such options, warrants or rights, or the termination of the right to convert or exchange such convertible or exchangeable securities, if the Series B Conversion Price shall have been adjusted upon the grant or issuance thereof, then the Series B Conversion Price shall forthwith be readjusted to such Series B Conversion Price as would have been obtained had an adjustment been made upon the grant or issuance of such options, warrants, rights or securities on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights, or upon the conversion or exchange of such securities; and

                                    (5) if the Series B Conversion Price shall
                           have been adjusted upon the grant or issuance of any such options, warrants, rights or convertible or exchangeable securities, no further adjustment of the Series B Conversion Price shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof;

                  provided, however, that no increase in the Series B Conversion Price shall be made pursuant to subclauses "1", "2" or "3"of this subclause "c".

                  d. Notwithstanding the foregoing provisions of this paragraph "E" of this Section VI, the dividend or other distributions of Rights to holders of Common Stock shall not be deemed to be the issuance of Additional Shares of Common Stock resulting in an adjustment to the Series B Conversion Price until such time as such Rights become exercisable or exchangeable for Common Stock.

                  2. Stock Dividends. If the number of shares of Common Stock outstanding at any time after the date of issuance of Series B Preferred Stock is increased by a stock dividend or other distribution payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then immediately after the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend or the effective date of such subdivision or split-up, as the case may be, the Series B Conversion Price shall be appropriately reduced so that the holder of any shares of Series B Preferred Stock thereafter converted shall be entitled to receive the number of shares of Common Stock which the holder would have received immediately following such action had such shares of Series B Preferred Stock been converted immediately prior thereto.

                  3. Combination of Stock. If the number of shares of Common Stock outstanding at any time after the date of issuance of Series B Preferred Stock is decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the Series B Conversion Price for such series shall be appropriately increased so that the holder of any shares of Series B Preferred Stock thereafter converted shall be entitled to receive the number of shares of Common Stock which such holder would have received immediately following such action had such shares of Series B Preferred Stock been converted immediately prior thereto.

                  4. Reclassification. In case of any Reclassification, each share of Series B Preferred Stock shall, after such Reclassification, be convertible into the kind and number of shares of stock or other securities, cash or property to which the holder of such share of Series B Preferred Stock would have been entitled to receive if the holder owned the Common Stock issuable upon conversion of the Series B Preferred Stock immediately prior to the occurrence of the Reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the shares of Series B Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as possible, to any shares of stock or other securities, cash or property thereafter deliverable on the conversion of the shares of Series B Preferred Stock. Because the Devon Merger constitutes a Reclassification, from and after the Devon Merger, notwithstanding anything to the contrary contained in this Certificate of Designations: (i) each share of Series B Preferred Stock shall be convertible into an appropriate amount of Devon common stock reflecting the exchange ratio in the Devon Merger and shall not be convertible into Common Stock; (ii) the holders of shares of Series B Preferred Stock shall, through an appropriate mechanism, be entitled to vote upon all matters upon which holders of Devon common stock and holders of other securities that vote with the holders of Devon common stock have the right to vote, and shall be entitled to the number of votes equal to the largest number of full shares of Devon common stock into which such shares of Series B Preferred Stock could be converted hereunder at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, the date such vote is taken, such votes to be counted together with the votes of all other shares of Devon common stock and other securities that vote with Devon common stock, and not separately as a class; and
         (iii) the provisions set forth herein with respect to the rights and interests of the holders of the shares of Series B Preferred Stock shall otherwise be deemed appropriately adjusted so as to be applicable, as nearly as possible, to the Devon common stock deliverable on the conversion of the shares of the Series B Preferred Stock and to achieve an equitable result in light of the Devon Merger.

                  5. Adjustment Upon Payment of Dividend on Common Stock. To the extent the Company pays a dividend on Common Stock, other than Rights or a dividend payable in Common Stock as provided for in Section VI.E.2, the Series B Conversion Price shall immediately be reduced (i) by the per share amount of cash dividend paid on the Common Stock or
         (ii) in the case of a non-cash dividend (other than dividends of options, warrants or other rights to purchase or acquire Common Stock for which there has been an adjustment under Section VI.E.1.c), by the fair value of the per share amount of such dividend as reasonably determined by the Board.

                  6. Rounding of Calculations. All calculations under this paragraph "E" shall be made to the nearest cent or to the nearest one hundredth (1/100th) of a share, as the case may be.

                  7. Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this paragraph "E" shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the holder of any shares of Series B Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment, and (ii) paying to such holder any amount of cash in lieu of a fractional share of Common Stock pursuant to paragraph "C" of Section IX hereof; provided, however, that the Company upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares and such cash, upon the occurrence of the event requiring such adjustment.

         F. Statement Regarding Adjustments. Whenever the Series B Conversion Price shall be adjusted as provided in paragraph "E" of this Section VI, the Company shall forthwith file, at the office of any transfer agent for such Series B Preferred Stock and at the principal office of the Company, a statement showing in detail the facts requiring such adjustment and the Series B Conversion Price that shall be in effect after such adjustment, and the Company shall also cause a copy of such statement to be sent by certified mail, postage prepaid, to each holder of shares of Series B Preferred Stock at the address appearing on the Company's records. Each such statement shall be signed by the Company's independent public accountants. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of paragraph "G" of this Section VI.

         G. Notice to Holders. In the event the Company shall propose to take any action of the type described in clauses "1" (but only if the action of the type described in clause "1" would result in an adjustment in the Series B Conversion Price), "2", "3, "4" or "5" of paragraph "E" of this Section VI, the Company shall give notice to each holder of shares of Series B Preferred Stock affected by such action in the manner set forth in this paragraph "G" of this
Section VI, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Series B Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series B Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten days prior to the date so fixed, and in the case of any other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

         H. Treasury Stock. For the purpose of this Section VI, the sale or other disposition of Common Stock theretofore held in the Company's treasury shall be deemed to be an issuance thereof.

         I. Costs. The Company shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock of the Company upon conversion of any shares of Series B Preferred Stock; provided, however, that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series B Preferred Stock in respect of which such shares are being issued.

         Section VII. Redemption.

         A. Optional Redemption. So long as any shares of Series B Preferred Stock shall be outstanding and to the extent that the Company shall have funds legally available for such payment, the Company may, but shall not be obligated pursuant to this Section VII.A to, redeem for cash any such outstanding shares. The redemption price of each share of Series B Preferred Stock so redeemed shall be an amount equal to the sum of (i) the product of (A) the number of shares of Common Stock into which one share of Series B Preferred Stock is then convertible and (B) the Series B Forced Conversion Price and (ii) all accrued and unpaid dividends. All accrued and unpaid dividends payable hereunder shall be payable whether or not earned or declared, to and including the applicable Optional Redemption Date.

         B. Procedure With Respect to Optional Redemption. The Company shall, not less than 30 days nor more than 60 days prior to the applicable redemption date (an "Optional Redemption Date"), mail written notice (the "Optional Redemption Notice"), by certified mail, postage prepaid, to each holder of shares of record of Series B Preferred Stock to be redeemed at such holder's post office address last shown on the records of the Company. The Optional Redemption Notice shall state: (i) the total number of shares of Series B Preferred Stock which the Company intends to redeem; (ii) the number of shares of Series B Preferred Stock which the Company intends to redeem from that particular holder; (iii) the applicable Optional Redemption Date and the applicable redemption price; and (iv) the time, place and manner in which the holder is to surrender to the Company the certificate or certificates, as the case may be, representing the shares of Series B Preferred Stock to be redeemed. On or before the applicable Optional Redemption Date, each holder of Series B Preferred Stock shall surrender the certificate or certificates representing such shares to the Company, in the manner and at the place designated in the Optional Redemption Notice, and thereupon the applicable redemption price for such shares shall be payable in immediately available funds to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired. In the event less than all of the shares of Series B Preferred Stock represented by such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

         C. Mandatory Redemption. If on the twentieth anniversary of the Measurement Date and on each anniversary of the Measurement Date thereafter until the Series B Preferred Stock is fully retired (a "Redemption Date"), all shares of the Series B Preferred Stock have not been previously converted or redeemed and if the closing price of Common Stock into which the shares of any outstanding series of Series B Preferred Stock are convertible is less than the applicable Conversion Price for such series of Series B Preferred Stock for a period of 30 consecutive trading days during the immediately preceding 12-month period (such series of Series B Preferred Stock being referred to as the "Mandatorily Redeemable Preferred Stock"), then the Company shall, at the option of each holder of shares of Mandatorily Redeemable Preferred Stock not converted or redeemed, redeem in cash the lesser of (i) one-fifth of the shares of the Mandatorily Redeemable Preferred Stock held of record by such holder or (ii) the number of shares equal to the quotient resulting from dividing such holder's pro rata share of the Available Cash (as hereinafter defined) by the redemption price per share. The term "Available Cash" means the lesser of (A) the amount of cash legally available for the redemption of stock by the Company or (B) the amount of cash available, if any, for the redemption of stock by the Company without materially disrupting the business of the Company as carried on in the normal course, as determined in good faith by the Board of the Company. Notwithstanding anything herein to the contrary, if the redemption of any shares of Mandatorily Redeemable Preferred Stock for which redemption has been demanded under this Section VII.C would result in a default, an event of default or an event that with the passage of time or the giving of notice, or both, would become a default or an event of default under any contract, agreement, commitment or other contractual obligation to which the Company is a party, bound or subject to, the Company shall not be obligated to redeem any of the shares of Mandatorily Redeemable Preferred Stock for which redemption has been demanded under this Section VII.C. A holder's pro rata share of Available Cash with respect to shares of Mandatorily Redeemable Preferred Stock for which redemption has been demanded shall be determined ratably based upon the respective amounts which would be payable on such shares if all amounts payable upon redemption of all shares for which redemption has been demanded were paid in full. The redemption price per share of the Series B Preferred Stock shall be $1,000.00 plus all accrued and unpaid dividends as of the applicable Redemption Date, whether or not earned or declared. Any holder of Series B Preferred Stock may exercise its option to redeem shares pursuant to this Section VII.C at any time after an applicable Redemption Date but prior to, and such option shall expire at 5:00 p.m., Houston, Texas, time on, the 30th day after the applicable Redemption Date.

         D. Procedure With Respect to Mandatory Redemption. A holder of Mandatorily Redeemable Preferred Stock may exercise its option pursuant to paragraph "C" of this Section VII by delivering, prior to the expiration of such option, written notice of redemption to the Company at its principal executive office, together with all certificates representing shares of Mandatorily Redeemable Preferred Stock to be redeemed, or the affidavit and indemnity referenced in paragraph "F" of Section IX hereof with respect to such certificates, and such transmittal forms, endorsements or stock powers as may reasonably be requested by the Company. Upon receipt thereof, the Company will promptly pay, by check or wire in immediately available funds, the redemption price to the registered holder at the address specified in the written notice of redemption, or in the event no address is specified, at the address of the holder as it then appears on the records of the Company. Subject to the terms of paragraph "C" of this Section VII, in no event shall the redemption price be delivered later than 60 days after receipt by the Company of written notice of redemption pursuant to paragraph "C" of this Section VII.

         Section VIII. Rank. The Series B Preferred Stock shall, with respect to dividend distributions and distributions upon the Liquidation of the Company, rank (i) senior to all classes of Common Stock of the Company, to the Company's Series A Junior Participating Preferred Stock and to each other class of Capital Stock of the Company or series of preferred stock of the Company hereafter established the terms of which do not expressly provide that it ranks senior to, or on a parity with, the Series B Preferred Stock as to dividend distributions or distributions upon the Liquidation of the Company (collectively referred to, together with all classes of Common Stock of the Company, as "Junior Securities"); (ii) on a parity with any class of Capital Stock of the Company or series of preferred stock of the Company hereafter established the terms of which expressly provide that such class or series will rank on a parity with the Series B Preferred Stock as to dividend distributions or distributions upon the Liquidation of the Company (collectively referred to as "Parity Securities"); and (iii) junior to each other class of Capital Stock of the Company or series of preferred stock of the Company hereafter established the terms of which expressly provide that such class or series will rank senior to the Series B Preferred Stock as to dividend distributions or distributions upon the Liquidation of the Corporation (collectively referred to as "Senior Securities").

         Section IX. General.

         A. All shares of Common Stock which may be issued upon conversion of the shares of Series B Preferred Stock will upon issuance by the Company be duly and validly issued, fully paid and nonassessable, not subject to any preemptive rights, and free from all taxes, liens and charges with respect to the issuance thereof and the Company shall take no action which will cause a contrary result.

         B. The section headings contained in this resolution are for reference purposes only and shall not affect in any way the meaning of this resolution.

         C. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of the Series B Preferred Stock. If more than one share of Series B Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any share of Series B Preferred Stock, the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then Current Market Price.

         D. The Company shall reserve at all times so long as any shares of Series B Preferred Stock remain outstanding, free from preemptive rights, out of its treasury stock or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the conversion of the shares of Series B Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Series B Preferred Stock.

         E. Shares of Series B Preferred Stock which have been issued and have been converted, redeemed, repurchased or reacquired in any manner by the Company shall become authorized and unissued shares of the Company's undesignated preferred stock, par value $1.00 per share, but shall not be reissued as shares of Series B Preferred Stock.

         F. Upon receipt by the Company of (i) an affidavit in form and content reasonably acceptable to the Company stating that the stock certificate or certificates representing Series B Preferred Stock have been lost, stolen or destroyed, and (ii) an indemnity in form and content reasonably acceptable to the Company that indemnifies the Company against any claim that may be made against the Company with respect to the certificate or certificates alleged to have been lost, stolen or destroyed, the Company shall issue a new certificate or certificates in place of any certificate or certificates alleged to have been lost, stolen or destroyed.

         G. All dollar amounts shall be United States dollars.